SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                      Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant    [X]

Filed by Party other than the Registrant    [  ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-12


                               CEL-SCI CORPORATION
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)

                    William T. Hart - Attorney for Registrant
               --------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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                                                           NEWS RELEASE Contact:
                                                                  Gavin de Windt
                                                             CEL-SCI Corporation
                                                                  (703) 506-9460



      CEL-SCI CORPORATION ANNOUNCES RESULTS OF ANNUAL SHAREHOLDERS' MEETING
          AND ADJOURNMENT OF MEETING TO JULY 25, 2013 WITH RESPECT TO
                     PROPOSAL CONCERNING STOCK OPTION PLAN


Vienna, VA, June 26, 2013 - CEL-SCI Corporation (NYSE MKT: CVM). The annual meeting of CEL-SCI's shareholders was held on June 25, 2013. At the meeting, all nominees to the Board of Directors were elected and the following proposals were ratified by the shareholders.

(1)  the adoption of CEL-SCI's Amended and Restated Articles of Incorporation;

(2) subject to the determination of CEL-SCI's directors that a reverse split would be in the best interest of CEL-SCI's shareholders, the adoption of a reverse split of CEL-SCI's common stock. A condition of the reverse stock split is that the ratio of the reverse split will be determined by CEL-SCI's Board of Directors, provided that, in any case, the reverse split ratio will not be greater than 10 for 1. The Board of Directors may elect not to proceed with a stock split without further action by the shareholders;

(3) subject to the determination of CEL-SCI's directors that an increase in CEL-SCI's authorized capital would be in the best interest of CEL-SCI's shareholders, the adoption of an amendment to CEL-SCI's Articles of Incorporation such that CEL-SCI would be authorized to issue up to 800,000,000 shares of common stock. The Board of Directors may elect not to proceed with increasing CEL-SCI's authorized capital without further action by the shareholders; and

(4) the appointment of BDO USA, LLP as CEL-SCI's independent registered public accounting firm for the fiscal year ending September 30, 2013.

The adoption of CEL-SCI's 2013 Non-Qualified Stock Option Plan, which provides that up to 20,000,000 shares of common stock may be issued upon the exercise of options granted pursuant to the plan, did not receive the required number of votes.

As a result, the annual shareholders' meeting was adjourned to July 25, 2013, allowing stockholders additional time to vote on the adoption of the 2013 Non-Qualified Plan. The meeting will reconvene on that date at 10:30 a.m. at CEL-SCI's corporate office, which is located at 8229 Boone Boulevard, Suite 802, Vienna, Virginia 22182.

At the June 25, 2013 meeting, the adoption of the 2013 Non-Qualified Plan required the affirmative vote of the holders of a majority of CEL-SCI's outstanding shares of common stock. In addition, brokers did not have discretionary authority to vote on the proposal and must therefore receive

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voting  instructions  from  beneficial  owners of shares  held in street name in order for the shares to be voted. Although less than half of CEL-SCI's outstanding shares of common stock have been voted on the adoption of the 2013 Non-Qualified Plan, a significant percentage of these shares have been voted in favor of this proposal.

As a result of the adoption of CEL-SCI's Amended and Restated Articles of Incorporation, the adoption of the 2013 Non-Qualified Plan, at the adjourned meeting, will require the approval of a majority of votes cast with respect to this matter.

Despite the change in the vote required, during the period of the adjournment, CEL-SCI will continue to solicit proxies from its stockholders with respect to the adoption of the 2013 Non-Qualified Stock Option Plan. Stockholders who have not already done so are encouraged to vote on the proposal. Stockholders who have already voted need not take any action on the proposal, although they may change their vote by executing a new proxy, revoking a previously given proxy, or attending the adjourned meeting and voting in person.